Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS SECOND QUARTER AND SIX-MONTH FINANCIAL RESULTS

BOULDER, Colo. - July 29, 2014 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today reported financial results for the second quarter and six-month period ended June 30, 2014.

Second quarter sales were $53.6 million, down 7% from sales of $57.9 million in the same quarter last year, and a 12% sequential improvement versus this year’s first quarter. Second quarter gross margin was 30%, consistent with last year’s second quarter.

Operating income was $4.0 million versus $6.0 million in the second quarter of 2013. Net income was $2.9 million, or $0.21 per diluted share, versus $3.4 million, or $0.25 per diluted share, in the same period a year ago. Second quarter adjusted EBITDA was $8.6 million versus $9.7 million in the second quarter last year. Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance. See additional information about adjusted EBITDA at the end of this news release, as well as a reconciliation of adjusted EBITDA to GAAP measures.

Oilfield Products
Oilfield Products reported second quarter sales of $27.4 million, up 8% from $25.5 million in the second quarter last year, and a quarterly record. Operating income increased to $3.4 million from $2.6 million in last year’s second quarter, while adjusted EBITDA was $5.3 million versus $4.1 million in the comparable prior-year quarter.

NobelClad
NobelClad reported sales of $26.2 million, down 19% from $32.4 million in the second quarter last year. Operating income was $3.1 million versus $5.2 million in the comparable year-ago quarter, while adjusted EBITDA was $4.8 million versus $6.7 million in last year’s second quarter. NobelClad ended the quarter with an order backlog of $40.1 million, up 12% from $35.9 million at the end of this year’s first quarter.

Six-Month Results
Consolidated sales for the six-month period were $101.7 million, down 2% from sales of $104.1 million in the same period last year. Gross margin improved to 30% from 29% for the comparable six-month period a year ago. Operating income improved to $6.8 million from $5.0 million during last year’s six-month period. The 2013 six-month period included $3.0 million of non-recurring expenses associated with management retirements.

Six-month net income improved to $4.5 million, or $0.32 per diluted share, from net income of $3.7 million, or $0.27 per diluted share, in the comparable year-ago period. Net income in the 2013 six-month period reflected a tax benefit of $1.2 million.

The Oilfield Products business reported sales of $50.9 million, up 12% from $45.6 million in last year’s six-month period. Operating income was $7.0 million versus $4.0 million in the comparable year-ago period. Adjusted EBITDA was $10.7 million, up from $7.1 million in last year’s six-month period.

NobelClad reported six-month sales of $50.8 million, down 13% from $58.6 million at the six-month mark last year. Operating income was $4.5 million, down from $7.7 million, and adjusted EBITDA was $7.9 million versus $10.6 million in last year’s six-month period.

Management Commentary
Kevin Longe, president and CEO, said, “Our second quarter top-line results were an improvement over the first quarter, and reflect the continued strong performance of DynaEnergetics. Demand for DynaEnergetics’ DynaSelect switch detonator remains strong, particularly in North America, and helped elevate Oilfield Products sales to a quarterly record.”

During the second quarter, DynaEnergetics made another major product introduction: the DynaStage gun system. DynaStage, which incorporates the DynaSelect detonator technology, is a customizable perforating gun that is delivered to the well site pre-assembled and pre-wired, thereby significantly enhancing the efficiency and safety of the perforating process. “Customers responded very favorably to this product when we introduced it in May at the Offshore Technology Conference in Houston,” Longe said. “We are actively educating our customer base on the DynaStage system, and expect to launch commercial production later this year. Both DynaSelect and DynaStage illustrate the strength of DynaEnergetics’ research and development team, which has established us as a global leader in well perforating technology.”

Longe said NobelClad’s roster of prospective orders has expanded during the past quarter, and includes an increasing number of projects in the global oil and gas and chemical sectors. “The breadth of projects NobelClad is tracking suggests capital spending within its two largest end markets may be picking up. This represents an encouraging development; and while order activity could remain somewhat variable during the near term, we are optimistic the longer-range trend will be much improved.”

Longe noted the Company’s free cash flow during the first half of the year was below management’s performance objectives. “Cash flow was negatively affected by a variety of non-recurring items, including investments in DynaSelect detonator inventory and cladding materials with long lead times. We expect much stronger results going forward and are managing the Company and its businesses accordingly. Our sharpened focus on cash generation should become evident during the balance of this year.”

Guidance
Michael Kuta, chief financial officer, said management has maintained its prior 2014 financial guidance of revenue that is expected to be flat to up 4% versus the $209.6 million reported in 2013. Gross margin is now expected to be in the range of 29% to 30% versus the prior forecast of 29% to 31% and 28% reported in 2013. The Company’s blended effective tax rate for fiscal 2014 is expected to range from 29% to 30% based on projected pre-tax income.

For the third quarter, management anticipates sales will be up 1% to 3% from the $54.3 million reported in last year’s third quarter. Third quarter gross margin is expected to be in a range of 27% to 29% versus the 31% reported in last year’s third quarter. The expected gross margin decline reflects the anticipated third quarter results of NobelClad, which is forecasting a dip in sales and less favorable product mix, both of which are expected to improve in the fourth quarter.
Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through August 5, 2014, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID # 13587035.

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards will be based, in part, on the amount of EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC serves a global network of customers in the energy, infrastructure and industrials markets through two core businesses: NobelClad and Oilfield Products. The NobelClad segment is the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The Oilfield Products segment is comprised of DynaEnergetics, an international manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells, and AMK Technical Services, which utilizes various specialized technologies to weld components for use in oilfield equipment, power-generation turbines, and commercial and military jet engines. For more information, visit the Company’s website at: http://www.dynamicmaterials.com

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements, including third quarter and full-year 2014 guidance on revenue, gross margins and effective tax rates, expectations about improving conditions in NobelClad’s industrial end markets, new DynaEnergetics product launches and the Company’s cash generation initiatives. These risks and uncertainties include, but are not limited to, the following: our ability to increase clad metal bookings, our ability realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; our ability to launch commercial production later this year of our DynaStage gun system;; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2013.

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
NET SALES	$53,618	$57,859	$101,657	$104,129

COST OF PRODUCTS SOLD	37,305	40,796	71,015	74,347

Gross profit	16,313	17,063	30,642	29,782

COSTS AND EXPENSES:
General and administrative expenses	5,935	5,158	11,637	13,296
Selling and distribution expenses	4,770	4,324	9,018	8,375
Amortization of purchased intangible assets	1,617	1,568	3,232	3,153

Total costs and expenses	12,322	11,050	23,887	24,824

INCOME FROM OPERATIONS	3,991	6,013	6,755	4,958

OTHER INCOME (EXPENSE):
Other income (expense), net	332	(420)	(103)	(124)
Interest expense, net	(173)	(182)	(278)	(351)

INCOME BEFORE INCOME TAXES AND NON-CONTROLLING INTEREST	4,150	5,411	6,374	4,483

INCOME TAX PROVISION	1,263	1,956	1,849	785

NET INCOME	2,887	3,455	4,525	3,698

Less: Net income attributable to non-controlling interest	—	15	—	43

NET INCOME ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$2,887	$3,440	$4,525	$3,655

INCOME PER SHARE:
Basic	$0.21	$0.25	$0.32	$0.27
Diluted	$0.21	$0.25	$0.32	$0.27

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,672,457	13,526,623	13,668,223	13,523,028
Diluted	13,677,911	13,530,588	13,673,807	13,527,011

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04	$0.08	$0.08

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS

Cash and cash equivalents	$8,692	$10,617
Accounts receivable, net	39,187	38,715
Inventory, net	46,335	41,550
Other current assets	9,961	7,882

Total current assets	104,175	98,764

Property, plant and equipment, net	64,896	65,015
Goodwill, net	37,161	37,970
Purchased intangible assets, net	32,939	36,458
Other long-term assets	2,777	2,405

Total assets	$241,948	$240,612

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$9,748	$14,668
Customer advances	2,622	1,025
Dividend payable	559	550
Accrued income taxes	2,473	2,811
Other current liabilities	8,486	9,231
Current debt obligations	20	2,907

Total current liabilities	23,908	31,192

Lines of credit	31,800	26,400
Deferred tax liabilities	7,588	8,347
Other long-term liabilities	2,006	1,881
Stockholders' equity	176,646	172,792

Total liabilities and stockholders' equity	$241,948	$240,612

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(Amounts in Thousands)
(unaudited)

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,525	$3,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (including capital lease amortization)	3,922	2,874
Amortization of purchased intangible assets	3,232	3,153
Amortization of deferred debt issuance costs	51	51
Stock-based compensation	1,591	2,057
Deferred income tax provision (benefit)	(69)	196
Gain on disposal of property, plant and equipment	5	21
Change in working capital, net	(12,566)	3,348

Net cash provided by operating activities	691	15,398

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(4,215)	(9,726)
Change in other non-current assets	(52)	192

Net cash used in investing activities	(4,267)	(9,534)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	2,555	(9,811)
Payments on long-term debt	(31)	(32)
Payments on capital lease obligations	(22)	(25)
Payment of dividends	(1,108)	(1,088)
Net proceeds from issuance of common stock	234	163
Tax impact of stock-based compensation	112	(836)

Net cash provided by (used in) financing activities	1,740	(11,629)

EFFECTS OF EXCHANGE RATES ON CASH	(89)	(112)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,925)	(5,877)

CASH AND CASH EQUIVALENTS, beginning of the period	10,617	8,200

CASH AND CASH EQUIVALENTS, end of the period	$8,692	$2,323

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
NobelClad	$26,231	$32,390	$50,795	$58,572
Oilfield Products	27,387	25,469	50,862	45,557

Net sales	$53,618	$57,859	$101,657	$104,129

NobelClad	$3,122	$5,245	$4,500	$7,689
Oilfield Products	3,395	2,561	6,965	3,990
Unallocated expenses	(2,526)	(1,793)	(4,710)	(6,721)

Income from operations	$3,991	$6,013	$6,755	$4,958

	For the three months ended June 30, 2014
	NobelClad	Oilfield Products	Unallocated Expenses	Total
Income from operations	$3,122	$3,395	$(2,526)	$3,991
Adjustments:
Stock-based compensation	—	—	1,036	1,036
Depreciation	1,134	793	—	1,927
Amortization of purchased intangibles	548	1,069	—	1,617

Adjusted EBITDA	$4,804	$5,257	$(1,490)	$8,571

	For the three months ended June 30, 2013
	NobelClad	Oilfield Products	Unallocated Expenses	Total
Income from operations	$5,245	$2,561	$(1,793)	$6,013
Adjustments:
Net income attributable to non-controlling interest	—	(15)	—	(15)
Stock-based compensation	—	—	635	635
Depreciation	946	511	—	1,457
Amortization of purchased intangibles	521	1,047	—	1,568

Adjusted EBITDA	$6,712	$4,104	$(1,158)	$9,658

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	For the six months ended June 30, 2014
	NobelClad	Oilfield Products	Unallocated Expenses	Total
Income from operations	$4,500	$6,965	$(4,710)	$6,755
Adjustments:
Stock-based compensation	—	—	1,591	1,591
Depreciation	2,319	1,603	—	3,922
Amortization of purchased intangibles	1,095	2,137	—	3,232

Adjusted EBITDA	$7,914	$10,705	$(3,119)	$15,500

	For the six months ended June 30, 2013
	NobelClad	Oilfield Products	Unallocated Expenses	Total
Income from operations	$7,689	$3,990	$(6,721)	$4,958
Adjustments:
Net income attributable to non-controlling interest	—	(43)	—	(43)
Stock-based compensation	—	—	2,057	2,057
Depreciation	1,874	1,000	—	2,874
Amortization of purchased intangibles	1,049	2,104	—	3,153

Adjusted EBITDA	$10,612	$7,051	$(4,664)	$12,999

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income attributable to DMC	$2,887	$3,440	$4,525	$3,655
Interest expense	174	183	283	355
Interest income	(1)	(1)	(5)	(4)
Provision for income taxes	1,263	1,956	1,849	785
Depreciation	1,927	1,457	3,922	2,874
Amortization of purchased intangible assets	1,617	1,568	3,232	3,153

EBITDA	7,867	8,603	13,806	10,818
Stock-based compensation	1,036	635	1,591	2,057
Other (income) expense, net	(332)	420	103	124

Adjusted EBITDA	$8,571	$9,658	$15,500	$12,999